                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

                                                  STATE OF
SUBSIDIARY                                      INCORPORATION          ASSUMED NAMES
----------                                      --------------       ----------------
e-DOCS Physician Network, Inc.                        Delaware               None
e-DOCS Health Care Information Services, Inc.         Delaware               None
A Word Above, Inc.                                    Texas                  None